Exhibit 10.1

SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT (this “Agreement”) is entered into as of the 13th day of April 2016 by and among Natural Destiny Inc., a Nevada corporation (“Natural Destiny” or the “Company”), Natural Destiny (BVI) Company Limited (“ND BVI”), a corporation incorporated under the laws of the British Virgin Islands, and Jiang Hao (the “Shareholder”). The parties to this Agreement are sometimes referred to herein collectively as the “Parties.”

WHEREAS, ND BVI beneficially owns 100% of the issued and outstanding capital stock of Natural Destiny (HK) Co., Ltd., a Hong Kong corporation, which in turn, beneficially owns 100% of the equity interest of Shanghai You Yue Trading Co., Ltd. (“WFOE”), a wholly foreign owned enterprise incorporated under the laws of the People’s Republic of China (the “PRC”).

WHEREAS, on April 13, 2016, WFOE entered into a series of contractual agreements with Hangzhou Ye Agricultural Development Co. Ltd., a company incorporated under the laws of the PRC (“Hangzhou Ye”), and its shareholders, in which WFOE assumed management of the business activities of Hangzhou Ye and has the right to appoint all executives and senior management and the members of the board of directors of Hangzhou Ye;

WHEREAS, the Shareholder beneficially owns 100% of the issued and outstanding capital stock of ND BVI;

WHEREAS, the Company desires to acquire 100% of the issued and outstanding ordinary shares of ND BVI from the Shareholder in exchange for the issuance of certain shares of common stock of the Company, and the Shareholder desires to exchange his shares of ND BVI on the terms described herein (the “Exchange”).

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I
PLAN OF EXCHANGE AND RELATED AGREEMENTS

Section 1.01 The Exchange

(a) On the terms set forth in this Agreement, at Closing (as defined herein), the Shareholder shall receive an aggregate of 250,000,000 shares of common stock of the Company, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description (“Exchange Shares”). Certificates representing the Exchange Shares shall be delivered to the Shareholder within ten (10) days of the Closing Date.

(b) On the terms set forth in this Agreement, at Closing, the Shareholder shall deliver to the Company, together with stock powers in favor of the Company, all of their shares of ND BVI, representing all of the issued and outstanding capital stock of ND BVI, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description.

(c) Upon consummation of the transactions contemplated herein, all of the issued and outstanding shares of capital stock of ND BVI shall be owned by the Company, with the effect that ND BVI will become a wholly-owned subsidiary of the Company.

Section 1.02 The Closing. The closing of the Exchange (the “Closing”) will occur on the date of this Agreement (the “Closing Date”). The Closing shall be undertaken remotely by delivery by the Parties of facsimile, email or .pdf signatures to this Agreement and all documents required to consummate the Exchange. On the Closing Date, the Company shall instruct the Company’s authorized transfer agent to issue the Exchange Shares to the Shareholder in the amounts set forth on Schedule A hereto.

Section 1.03 Closing Events. On the Closing Date, the Parties shall execute, acknowledge and deliver (or shall, as the case may be, cause the applicable Parties to execute, acknowledge and deliver), any and all certificates, opinions, financial statements, schedules, agreements, releases, resolutions, rulings or other instruments required by this Agreement to be so delivered on or prior to the Closing Date, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to fully effectuate or evidence the transactions contemplated hereby.

ARTICLE II
REPRESENTATIONS, COVENANTS, AND WARRANTIES

Each party hereby represents and warrants to the other parties as follows:

Section 2.01 Organization. Each party hereto is either a natural person or is an entity duly organized, validly existing and (for entities other than trusts) is in good standing under the laws of the jurisdiction in which it is organized.

Section 2.02 Authority. Each party has all requisite power and authority to execute, deliver and perform this Agreement and any other agreements, certificates and instruments to be executed by such Party in connection with this Agreement or pursuant to the Exchange (the “Ancillary Documents”). The execution, delivery and performance by of this Agreement and the Ancillary Documents has been duly authorized by all necessary action on the part of each Party. This Agreement and the Ancillary Documents have been duly executed and delivered by each Party and constitute the legal, valid and binding agreements of such Party, enforceable against in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar law affecting the enforcement of creditors’ rights generally and subject to general principals of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 2.03 No Conflict with Other Instruments. The execution of this Agreement and the Ancillary Documents and the consummation of the Exchange will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of any indenture, mortgage, deed of trust, or other material agreement, or instrument to which a Party is a party.

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Section 2.04 Governmental Approvals. No consent, approval, waiver, authorization or permit of, or notice to or declaration or filing with (each, a “Consent”), any nation or government, any state or other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any governmental or regulatory authority, agency, department, board, commission, administration or instrumentality, any court, tribunal or arbitrator or any self-regulatory organization (each, a “Governmental Authority”), on the part of each Party is required to be obtained or made in connection with the execution, delivery or performance by each Party of this Agreement, other than (i) such filings as may be required in any jurisdiction where each Party is qualified or authorized to do business as a foreign corporation in order to maintain such qualification or authorization, or (ii) pursuant to antitrust laws of U.S. and foreign jurisdictions.

Section 2.05 Absence of Certain Changes. Except as expressly contemplated by this Agreement, each Party has (i) conducted its respective businesses in the ordinary course of business consistent with past practice, and (ii) not had any fact, change, effect, occurrence, event, development or state of circumstances that has had or would reasonably be expected to result in any change or effect that, individually or in the aggregate, has, or would reasonably be expected to have, a material adverse effect upon the financial condition of each Party (“Material Adverse Effect”).

Section 2.06 Compliance with Laws. As of the Closing, none of the Parties is in conflict with, or in default or violation of, nor has it received, any written notice of any conflict with, or default or violation of, (A) any applicable law by which it or any property or asset of each Party is bound or affected, or (B) any contract of each Party.

Section 2.07 Litigation. There is no material private, regulatory or governmental inquiry, action, suit, proceeding, litigation, claim, arbitration or investigation pending by or before any governmental authority (each, an “Action”), or, to the knowledge of each Party, threatened against each Party, or any of their respective properties, rights or assets or any of their respective managers, officers or directors (in their capacities as such). There is no decree, directive, order, writ, judgment, stipulation, determination, decision, award, injunction, temporary restraining order, cease and desist order or other order by, or any supervisory agreement or memorandum of understanding with any governmental authority (each, an “Order”) binding against each Party or any of their respective properties, rights or assets or any of their respective managers, officers or directors (in their capacities as such) that would prohibit, prevent, enjoin, restrict or alter or delay any of the transactions contemplated by this Agreement. Each Party is in compliance with all Orders, except for any non-compliance which would not reasonably be expected to result in a Material Adverse Effect. There is no material Action that each Party has pending against other parties. As of the date of this Agreement, none of the current or former officers, managers or directors of any Party have been charged with, indicted for, arrested for, or convicted of any felony or any crime involving fraud.

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Section 2.08 Restrictions on Business Activities. There is no Order binding upon each Party that has or would reasonably be expected to have the effect of prohibiting, preventing, restricting or impairing in any respect, any business practice of each Party as their businesses are currently conducted, any acquisition of property by each Party, the conduct of business by each Party as currently conducted, or the ability of each Party to compete with other parties.

Section 2.09 Finders and Investment Bankers. None of the Parties has incurred, nor will they incur, any liability for any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby.

Section 2.10 Investment Company Act. None of the Parties is an “investment company” or a person directly or indirectly “controlled” by or acting on behalf of an “investment company”, in each case within the meaning of the Investment Company Act of 1940, as amended.

Section 2.11 Information Supplied. None of the information supplied or to be supplied by each Party expressly for inclusion or incorporation by reference in any report, form, registration or other filing made with any governmental authority with respect to the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to the qualifications and limitations set forth in the materials provided by each Party).

Section 2.12 Disclosure. No representations or warranties by either Party in this Agreement (a) contains or will contain any untrue statement of a material fact, or (b) omits or will omit to state, when read in conjunction with all of the information contained in this Agreement, any fact necessary to make the statements or facts contained therein not materially misleading.

ARTICLE III

ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER

The Shareholder hereby represents and warrants to the Company as follows:

Section 3.01 Exempt from Registration. The Shareholder understands and acknowledges that the offer and sale of the Exchange Shares has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and analogous provisions in the laws and regulations of the British Virgin Islands, other non-U.S. or U.S. state and other regulatory bodies, are being offered and sold in reliance upon exemptions from the registration requirements of the Securities Act and any such other law, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Shareholder set forth in this Agreement in order to determine the applicability of such exemptions.

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Section 3.02 Restricted Securities. The Shareholder understands and acknowledges that the Exchange Shares will be “restricted securities” within the meaning of Rule 144 under the Securities Act, and accordingly, may not be transferred, sold, offered for sale or otherwise exchanged unless in compliance with the provisions pursuant to registration under the Securities Act, or pursuant to an available exemption thereunder. The Shareholder understands, acknowledges and agrees that prior to any such offer or sale, the Company may require, as a condition to effecting a transfer of the Exchange Shares, an opinion of counsel, acceptable to the Company, as to the registration or exemption therefrom under the Securities Act and any state securities acts, if applicable.

Section 3.03 Intent; High-Risk Investment. The Shareholder is acquiring the Exchange Shares for his, her or its own account for investment only and has no intention of selling or distributing the Exchange Shares and no other person has any interest in or participation in the Exchange Shares or any right, option, security interest, pledge or other interest in or to the Exchange Shares. The Shareholder recognizes that an investment in the Exchange Shares involves a high degree of risk, including a risk of total loss of the investment and that the Shareholder must bear the economic risk of its investment in the Exchange Shares for an indefinite period of time and has knowledge and experience in financial and business matters such that it is capable of evaluating the risks of the investment in the Exchange Shares.

Section 3.04 Independent Investigation. The Shareholder, in making the decision to acquire the Exchange Shares, has relied solely upon an independent investigation of the Company. The Shareholder has not relied upon any information or representations made by any third parties or upon any oral or written representations or assurances from the Company, its officers, directors or employees or any other representatives or agents of the Company, other than the representations and warranties of the Company explicitly set forth herein. The Shareholder is familiar with the business, operations and financial condition of the Company and has had an opportunity to ask questions of, and receive answers from, the Company’s officers and directors concerning the Company and the terms and conditions of the offering of the Exchange Shares and all such questions, if any, have been answered to the full satisfaction of the Shareholder. The Shareholder has had full access to such other information concerning the Company as the Shareholder has requested. The Shareholder confirms that it has received and carefully reviewed such information and documentation relating to the Company that Shareholder has requested.

Section 3.05 No Legal, Investment or Tax Advice from Company. The Shareholder acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated hereby with its own legal counsel and investment and tax advisors. Except for any statements or representations of the Company explicitly made in this Agreement, the Shareholder is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

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ARTICLE IV
MISCELLANEOUS

Section 4.01 Governing Law; Jurisdiction; Venue; Waiver of Jury Trial. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the State of New York, without regards to conflicts of laws principals. The Federal and State Courts of New York in the County of New York shall serve as the exclusive venue for any case or controversy arising out of this Agreement or the Exchange.

Section 4.02 Notices. Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by facsimile or email transmission, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to the Company:	Room 902, Unit 1, Pearl Business Building Jiande City, Zhejiang Province, P.R.C. 311600Attn: Jianrong Xia Fax: N/A Email: 435123225@qq.com

With copies to:	Ellenoff Grossman & Schole LLP 1345 Avenue of Americas, 11th Floor New York, New York 10105 Attn: Richard I. Anslow, Esq. Fax: (212) 370-7889 Email: ranslow@egsllp.com

If to ND BVI:	OMC Chambers, Wickhams Cay 1 Road Town, Tortola British Virgin Islands Attn: Jiang Hao Fax: N/A Email: cosmoking@msn.com

If to the Shareholder:	3825 Rue de Navarre, Brossard Quebec, Canada J4Y 2H4 Attn: Jiang Hao Fax: (514) 769 1286 Email: cosmoking@msn.com or such other addresses as shall be furnished in writing by any Party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier and (iii) upon dispatch, if transmitted by facsimile or email.

Section 4.03 Recitals. The Parties agree that the recitals to this Agreement are true and correct and are incorporated herein, in their entirety, by this reference.

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Section 4.04 Expenses. Each Party shall bear its own respective expenses, including legal, accounting and professional fees, incurred in connection with the Exchange.

Section 4.05 Survival; Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date for a period of one (1) year.

Section 4.06 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. In the event that any counterpart signature is delivered by facsimile or other electronic transmission, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or other electronic signature page were an original thereof.

Section 4.07 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. This Agreement may only be amended by a writing signed by all Parties hereto.

Section 4.08 Best Efforts. Subject to the terms and conditions herein provided, each Party shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the Exchange shall be consummated as soon as practicable. Each Party also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the Exchange.

Section 4.09 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Parties will be entitled to specific performance of their respective obligations hereunder. The Parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

Section 4.10 Construction. The Parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of Agreements or any amendments hereto or the transactions contemplated hereby.

Section 4.11 Entire Agreement. This Agreement represents the entire agreement between the Parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have executed or caused this Agreement to be executed as of the date first-above written.

NATRUAL DESTINY INC.

By:	/s/ Jianrong Xia
Name: Jianrong Xia
Title: Chief Executive Officer

NATURAL DESTINY (BVI) COMPANY LIMITED

By:	/s/ Jiang Hao
Name: Jiang Hao
Title: Sole Shareholder and Director

SHAREHOLDERS:

/s/ Jiang Hao
Jiang Hao

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